UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2007

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

6105 Trenton Lane North, Minneapolis, Minnesota 55442
(Address of principal executive offices) (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of February 22, 2007, the Board of Directors of Select Comfort Corporation adopted an Executive Severance Pay Plan (the “Severance Plan”). The Severance Plan establishes severance benefits payable to the CEO, Senior Vice Presidents and Vice Presidents upon termination of their employment by the company without cause.

For the CEO, the base severance compensation is two (2) times the sum of (i) annual base pay and (ii) target annual bonus, plus a pro rata target bonus for the year of termination of employment.

For Senior Vice Presidents, the base severance compensation is one (1) times the sum of (i) annual base pay and (ii) target annual bonus, plus a pro rata target bonus for the year of termination of employment.

For Vice Presidents, the base severance compensation is one-half (1/2) of the sum of (i) annual base pay and (ii) target annual bonus, plus a pro rata target bonus for the year of termination of employment.

In addition to the base severance compensation, the Severance Plan provides for reimbursement of the cost of “COBRA” medical and dental continuation coverage, less the amount paid by an active full-time employee for the same level of coverage, until the earlier of: (i) the end of the period of time reflected in the base severance compensation (i.e., two years for CEO, one year for Senior Vice Presidents and six months for Vice Presidents); (ii) the end of the participant’s eligibility for COBRA continuation coverage; or (iii) the date the participant becomes eligible to participate in another group medical plan or dental plan, as the case may be.

Severance benefits are only payable following termination of the participant’s employment by the company without cause. No severance payment would be triggered solely by a change in control of the company. The Severance Plan provides, however, that during a 24-month period following a change in control of the company, the company or any successor to the company may not terminate the Severance Plan and may not reduce the severance benefits payable to participants who are employed by the company immediately prior to the change in control.

Prior to the adoption of the Severance Plan, some but not all of the senior executives were entitled to severance benefits pursuant to employment offer letters negotiated at the time of hire. The Severance Plan was adopted in order to (i) provide consistent severance benefits for the company’s senior executives and (ii) establish a plan that would comply with anticipated new regulations under Internal Revenue Code Section 409A applicable to deferred compensation.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the complete copy of the Severance Plan attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit 10.1 Executive Severance Pay Plan, effective February 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: February 26, 2007	By:
Mark A. Kimball
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Executive Severance Pay Plan, effective February 22, 2007